Exhibit 31.2

CERTIFICATION

I, Michael H. McLamb, certify that:

1. . I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of MarineMax, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Michael H. McLamb
Michael H. McLamb
Chief Financial Officer
(Principal Financial Officer)

Date: April 24, 2025